Exhibit 99.1

RealPage Reports Second Quarter 2018 Financial Results

Exceeds Financial Expectations, Raises Full Year Guidance

RICHARDSON, Texas--(BUSINESS WIRE)--August 2, 2018--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights

  Total revenue of $216.3 million, an increase of 34% year-over-year;
  Net income of $8.5 million, or $0.09 in net income per diluted share, a year-over-year increase of 36% and 13%, respectively;
  Adjusted EBITDA of $57.1 million, an increase of 45% year-over-year; and
  Non-GAAP net income of $32.3 million, or $0.37 in non-GAAP net income per diluted share, a year-over-year increase of 74% and 61%, respectively.

Comments on the News

“Second quarter financial results were strong and underscore continued focus on our ‘North Star’ strategy,” said Steve Winn, Chairman and CEO of RealPage. “We expect to continue to deliver major innovation across all four product families. The pending acquisition of LeaseLabs, the release of unified sign-on and user management capabilities, the release of Kigo Hospitality, and the access to a significant amount of RealPage market and asset level data free of charge, are all derived from an intense focus on innovation. We expect these development initiatives, combined with our M&A program, to drive RealPage towards, and beyond, our 2020 revenue goal of $1 billion.”

“Second quarter financial performance continued to be strong,” said Bryan Hill, CFO and Treasurer of RealPage. “Compared to the prior year second quarter, total revenue accelerated to 34% growth and Adjusted EBITDA margin expanded over 200 basis points. We also remain disciplined with respect to our capital allocation strategy, allocating capital to our pending acquisition of LeaseLabs which we believe will drive compelling returns for shareholders over the long-term. I am proud of the team’s unwavering focus. We are raising our full-year guidance expectations for revenue and profit growth.”

2018 Financial Outlook

As part of its outlook, RealPage includes slightly more than eight months of contribution from its ClickPay acquisition. The company expects the acquisition of LeaseLabs to contribute revenue of approximately $5 million and to contribute immaterially to its 2018 Adjusted EBITDA during the three month period ending December 31, 2018. The completion of the LeaseLabs acquisition remains subject to certain standard conditions, including the completion of regulatory review.

RealPage management expects to achieve the following results during the third quarter ending September 30, 2018:

  GAAP total revenue is expected to be in the range of $219.9 million to $221.9 million;
  GAAP net income per diluted share is expected to be in the range of $0.07 to $0.09;
  Non-GAAP total revenue is expected to be in the range of $220.0 million to $222.0 million;
  Adjusted EBITDA is expected to be in the range of $56.5 million to $58.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.34 to $0.36;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 94.1 million.

RealPage management expects to achieve the following results during the calendar year ending December 31, 2018:

  GAAP total revenue is expected to be in the range of $866.4 million to $872.5 million;
  GAAP net income per diluted share is expected to be in the range of $0.37 to $0.42;
  Non-GAAP total revenue is expected to be in the range of $867.0 million to $873.0 million;
  Adjusted EBITDA is expected to be in the range of $226.0 million to $230.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $1.44 to $1.48;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 90.1 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5 p.m. ET today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and view the earnings presentation at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 844-889-4333 and internationally at 412-717-9596. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10122768, until August 9, 2018.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 12,400 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy, goals and focus, expected, possible or assumed future results including its financial outlook for the third quarter ending September 30, 2018 and calendar year ending December 31, 2018, that we expect to deliver major innovation across all four product families, that development initiatives, combined with the M&A program, are expected to drive RealPage towards, and beyond, our 2020 revenue goal of $1 billion, that the allocation of capital to acquire LeaseLabs will drive compelling returns for shareholders over the long term, and our expectations regarding the contributions to RealPage revenue and Adjusted EBITDA by LeaseLabs during the fourth quarter of 2018. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results contained herein upon finalizing its review of quarterly and full-year results and completion of the annual audit, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate acquired businesses and any recent or future acquisitions successfully or to achieve expected synergies, including the recently completed acquisition of ClickPay and pending acquisition of LeaseLabs; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the recently enacted Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 1, 2018 and its Quarterly Report on Form 10-Q previously filed with the SEC on May 10, 2018. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, (3) amortization of intangible assets, and (4) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense, (5) costs related to the Hart-Scott-Rodino review process, (6) interest expense, net, (7) income tax (benefit) expense, and (8) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) amortization of intangible assets, and (2) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) loss on disposal of assets, (2) acquisition-related expense, (3) costs related to the Hart-Scott-Rodino review process, and (4) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and loss on disposal of assets, (2) amortization of intangible assets, (3) acquisition-related expense, (4) costs related to the Hart-Scott-Rodino review process, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income, plus (1) acquisition-related and other deferred revenue adjustments, (2) asset impairment and loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense, (5) costs related to the Hart-Scott-Rodino review process, and (6) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income (loss), plus (1) income tax (benefit) expense, (2) acquisition-related and other deferred revenue adjustments, (3) asset impairment and loss on disposal of assets, (4) amortization of intangible assets, (5) acquisition-related expense, (6) costs related to the Hart-Scott-Rodino review process, (7) amortization of convertible note discount, (8) stock-based expense, and (9) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate; and the company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by Non-GAAP diluted weighted average shares outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – In 2017, the company used a 40.0% tax rate in order to approximate the company’s long-term effective corporate tax rate. The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. For 2018 guidance purposes, the company uses a Non-GAAP tax rate of approximately 26%, as a result of the recently enacted Tax Cuts and Jobs Act legislation, to approximate the company’s long-term effective corporate tax rate. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.
  Acquisition-related and other deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Amortization of intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after acquisition. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Acquisition-related expense – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Costs related to the Hart-Scott-Rodino review process – This item relates to the company's Hart-Scott-Rodino Antitrust Improvements Act review process regarding the recently completed acquisitions of On-Site and LRO. The company believes that these significant legal costs are not reflective of its ongoing operations.
  Amortization of the convertible note discount – This items consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item as it is not indicative of the company’s ongoing operating performance.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$373,174	$69,343
Restricted cash	102,518	96,002
Accounts receivable, less allowance for doubtful accounts of $8,442 and $3,951 at June 30, 2018 and December 31, 2017, respectively	112,484	124,505
Prepaid expenses	15,493	12,107
Other current assets	15,812	6,622
Total current assets	619,481	308,579
Property, equipment, and software, net	145,340	148,428
Goodwill	918,785	751,052
Identified intangible assets, net	276,983	252,337
Deferred tax assets, net	42,607	44,887
Other assets	20,710	11,010
Total assets	$2,023,906	$1,516,293

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,394	$26,733
Accrued expenses and other current liabilities	97,484	79,379
Current portion of deferred revenue	111,238	116,622
Current portion of term loans	16,133	14,116
Convertible notes, net	286,908	-
Customer deposits held in restricted accounts	102,512	96,057
Total current liabilities	642,669	332,907
Deferred revenue	5,181	5,538
Revolving facility	-	50,000
Term loans, net	295,382	303,261
Convertible notes, net	-	281,199
Other long-term liabilities	41,299	41,513
Total liabilities	984,531	1,014,418
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 and 125,000,000 shares authorized, 96,485,983 and 87,153,085 shares issued and 93,959,957 and 83,180,401 shares outstanding at June 30, 2018 and December 31, 2017, respectively	96	87
Additional paid-in capital	1,159,831	637,851
Treasury stock, at cost: 2,526,026 and 3,972,684 shares at June 30, 2018 and December 31, 2017, respectively	(67,360)	(61,260)
Accumulated deficit	(53,445)	(75,046)
Accumulated other comprehensive income	253	243
Total stockholders’ equity	1,039,375	501,875
Total liabilities and stockholders’ equity	$2,023,906	$1,516,293

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue:
On demand	$206,945	$154,727	$400,245	$300,940
Professional and other	9,307	6,579	17,308	13,285
Total revenue	216,252	161,306	417,553	314,225
Cost of revenue(1)	85,741	67,544	162,401	130,586
Gross profit	130,511	93,762	255,152	183,639
Operating expenses:
Product development(1)	30,771	21,290	59,811	41,677
Sales and marketing(1)	54,488	39,235	104,729	74,382
General and administrative(1)	28,444	27,370	55,534	51,621
Total operating expenses	113,703	87,895	220,074	167,680
Operating income	16,808	5,867	35,078	15,959
Interest expense and other, net	(8,518)	(2,786)	(16,188)	(3,872)
Income before income taxes	8,290	3,081	18,890	12,087
Income tax benefit	(189)	(3,132)	(490)	(2,321)
Net income	$8,479	$6,213	$19,380	$14,408

Net income per share attributable to common stockholders:
Basic	$0.10	$0.08	$0.23	$0.18
Diluted	$0.09	$0.08	$0.22	$0.18
Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	85,124	79,018	83,156	78,642
Diluted	90,005	81,925	87,332	81,644

(1) Includes stock-based expense as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cost of revenue	$1,168	$1,050	$2,003	$1,903
Product development	2,645	2,454	4,808	4,333
Sales and marketing	4,470	4,266	8,011	7,394
General and administrative	5,412	6,106	9,191	10,338
	$13,695	$13,876	$24,013	$23,968

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$8,479	$6,213	$19,380	$14,408
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,129	15,093	48,389	29,533
Amortization of debt discount and issuance costs	3,109	1,335	6,121	1,424
Deferred taxes	(1,819)	(3,331)	(2,973)	(3,088)
Stock-based expense	13,695	13,876	24,013	23,968
Loss on disposal and impairment of other long-lived assets	156	63	1,098	87
Acquisition-related consideration	722	903	1,124	1,024
Customer deposits	(11,135)	2,666	5,142	15,389
Other changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	(6,887)	11,851	(74)	12,907
Net cash provided by operating activities	31,449	48,669	102,220	95,652

Cash flows from investing activities:
Purchases of property, equipment, and software	(9,833)	(17,204)	(22,493)	(27,129)
Acquisition of businesses, net of cash and restricted cash acquired	(137,475)	(57,138)	(137,475)	(123,241)
Purchase of other investment	-	-	(1,800)	-
Net cash used in investing activities	(147,308)	(74,342)	(161,768)	(150,370)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(54,182)	303,681	(57,399)	302,292
Payments of acquisition-related consideration	(6,595)	(724)	(7,371)	(7,185)
Proceeds from public offering, net of underwriters’ discount and offering costs	441,799	-	441,799	-
Proceeds from exercise of stock options	2,701	5,224	7,739	13,151
Purchase of treasury stock related to stock-based compensation	(6,310)	(7,432)	(14,760)	(11,008)
Net cash provided by financing activities	377,413	300,749	370,008	297,250
Net increase in cash, cash equivalents and restricted cash	261,554	275,076	310,460	242,532
Effect of exchange rate on cash	14	48	(113)	(2)

Cash, cash equivalents and restricted cash:
Beginning of period	214,124	155,946	165,345	188,540
End of period	$475,692	$431,070	$475,692	$431,070

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(unaudited, in thousands, except per share data)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP total revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue (GAAP)	$216,252	$161,306	$417,553	$314,225
Acquisition-related and other deferred revenue	103	945	416	1,650
Non-GAAP total revenue	$216,355	$162,251	$417,969	$315,875

Adjusted Gross Profit
Set forth below is a presentation of the company’s "Adjusted Gross Profit." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Gross profit (GAAP)	$130,511	$93,762	$255,152	$183,639
Acquisition-related and other deferred revenue	103	945	416	1,650
Depreciation	3,099	3,063	6,033	5,946
Amortization of intangible assets	3,799	3,691	7,622	7,380
Stock-based expense	1,168	1,050	2,003	1,903
Adjusted gross profit	$138,680	$102,511	$271,226	$200,518

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income (GAAP)	$8,479	$6,213	$19,380	$14,408
Acquisition-related and other deferred revenue	103	945	416	1,650
Depreciation, asset impairment, and loss on disposal of assets	7,662	6,929	15,480	13,604
Amortization of intangible assets	17,623	8,227	34,007	16,016
Acquisition-related expense	1,168	1,354	2,175	2,564
Costs related to the Hart-Scott-Rodino review process	-	2,228	-	2,709
Interest expense, net	8,584	2,804	16,305	3,924
Income tax benefit	(189)	(3,132)	(490)	(2,321)
Stock-based expense	13,695	13,876	24,013	23,968
Adjusted EBITDA	$57,125	$39,444	$111,286	$76,522

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Product development expense (GAAP)	$30,771	$21,290	$59,811	$41,677
Less: Stock-based expense	2,645	2,454	4,808	4,333
Non-GAAP product development expense	$28,126	$18,836	$55,003	$37,344

	Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2018	2017	2018	2017
	Sales and marketing expense (GAAP)	$54,488	$39,235	$104,729	$74,382
Less:	Amortization of intangible assets	13,824	4,536	26,385	8,636
	Stock-based expense	4,470	4,266	8,011	7,394
	Non-GAAP sales and marketing expense	$36,194	$30,433	$70,333	$58,352

	Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2018	2017	2018	2017
	General and administrative expense (GAAP)	$28,444	$27,370	$55,534	$51,621
Less:	Loss on disposal of assets	156	63	1,098	87
	Acquisition-related expense	1,168	1,354	2,175	2,564
	Costs related to the Hart-Scott-Rodino review process	-	2,228	-	2,709
	Stock-based expense	5,412	6,106	9,191	10,338
	Non-GAAP general and administrative expense	$21,708	$17,619	$43,070	$35,923

	Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2018	2017	2018	2017
	Operating expense (GAAP)	$113,703	$87,895	$220,074	$167,680
Less:	Asset impairment and loss on disposal of assets	156	63	1,098	87
	Amortization of intangible assets	13,824	4,536	26,385	8,636
	Acquisition-related expense	1,168	1,354	2,175	2,564
	Costs related to the Hart-Scott-Rodino review process	-	2,228	-	2,709
	Stock-based expense	12,527	12,826	22,010	22,065
	Non-GAAP operating expense	$86,028	$66,888	$168,406	$131,619

	Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2018	2017	2018	2017
	Operating income (GAAP)	$16,808	$5,867	$35,078	$15,959
	Acquisition-related and other deferred revenue	103	945	416	1,650
	Asset impairment and loss on disposal of assets	156	63	1,098	87
	Amortization of intangible assets	17,623	8,227	34,007	16,016
	Acquisition-related expense	1,168	1,354	2,175	2,564
	Costs related to the Hart-Scott-Rodino review process	-	2,228	-	2,709
	Stock-based expense	13,695	13,876	24,013	23,968
	Non-GAAP operating income	$49,553	$32,560	$96,787	$62,953

	Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2018	2017	2018	2017
	Net income (GAAP)	$8,479	$6,213	$19,380	$14,408
	Income tax benefit	(189)	(3,132)	(490)	(2,321)
	Income before income taxes	8,290	3,081	18,890	12,087

	Acquisition-related and other deferred revenue	103	945	416	1,650
	Asset impairment and loss on disposal of assets	156	63	1,098	87
	Amortization of intangible assets	17,623	8,227	34,007	16,016
	Acquisition-related expense	1,168	1,354	2,175	2,564
	Costs related to the Hart-Scott-Rodino review process	-	2,228	-	2,709
	Amortization of convertible note discount	2,562	1,052	5,086	1,052
	Stock-based expense	13,695	13,876	24,013	23,968
	Non-GAAP income before income taxes	43,597	30,826	85,685	60,133
	Assumed rate for income tax expense (1)	26.0%	40.0%	26.0%	40.0%
	Assumed provision for non-GAAP income tax expense	11,335	12,330	22,278	24,053
	Non-GAAP net income	$32,262	$18,496	$63,407	$36,080

	Net income per diluted share	$0.09	$0.08	$0.22	$0.18
	Non-GAAP net income per diluted share	$0.37	$0.23	$0.74	$0.44

	Weighted average outstanding shares - basic	85,124	79,018	83,156	78,642
	Non-GAAP adjusted diluted weighted average shares outstanding:
	Weighted average outstanding shares - diluted	90,005	81,925	87,332	81,644
	Dilution offset from convertible note hedge transactions	(2,116)	-	(1,720)	-
	Non-GAAP diluted weighted average shares outstanding (2)	87,889	81,925	85,612	81,644

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
On demand revenue (GAAP)	$206,945	$154,727	$400,245	$300,940
Acquisition-related and other deferred revenue	103	945	416	1,650
Non-GAAP on demand revenue	$207,048	$155,672	$400,661	$302,590

Ending On Demand Units, Average On Demand Units, RPU, and ACV
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "ACV," and "RPU." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Ending on demand units	15,531	11,485	15,531	11,485
Average on demand units	14,352	11,298	13,720	11,174

ACV	$837,897	$649,017
RPU	$53.95	$56.51

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP total revenue" guidance for the three months ending September 30, 2018, and the twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	September 30, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Revenue (GAAP)	$219,870	$221,920	$866,350	$872,450
Acquisition-related and other deferred revenue	130	80	650	550
Non-GAAP total revenue	$220,000	$222,000	$867,000	$873,000

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP net income" and "Non-GAAP net income per diluted share" guidance for the three months ending September 30, 2018, and the twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	September 30, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP net income:
Net income (GAAP)	$6,920	$8,760	$34,245	$38,505
Income tax expense	1,790	2,800	2,980	5,320
Income before income taxes	8,710	11,560	37,225	43,825

Acquisition-related and other deferred revenue	130	80	650	550
Asset impairment and loss on disposal of assets	-	-	1,100	1,100
Amortization of intangible assets	17,660	17,460	70,200	69,800
Acquisition-related expense	500	200	2,975	2,475
Amortization of convertible note discount	2,600	2,600	10,300	10,300
Stock-based expense	14,200	14,000	52,450	52,050
Non-GAAP income before income taxes	43,800	45,900	174,900	180,100
Expected effective tax rate (1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for income tax expense	11,388	11,934	45,474	46,826
Non-GAAP net income	$32,412	$33,966	$129,426	$133,274

Net income per diluted share	$0.07	$0.09	$0.37	$0.42
Non-GAAP net income per diluted share	$0.34	$0.36	$1.44	$1.48

Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	96,575	96,575	92,265	92,265
Dilution offset from convertible note hedge transactions	(2,475)	(2,475)	(2,165)	(2,165)
Non-GAAP diluted weighted average shares outstanding (2)	94,100	94,100	90,100	90,100

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three months ending September 30, 2018, and the twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	September 30, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$6,920	$8,760	$34,245	$38,505
Acquisition-related and other deferred revenue	130	80	650	550
Depreciation, asset impairment, and loss on disposal of assets	7,700	7,500	31,100	30,700
Amortization of intangible assets	17,660	17,460	70,200	69,800
Acquisition-related expense	500	200	2,975	2,475
Interest expense, net	7,600	7,200	31,400	30,600
Income tax expense	1,790	2,800	2,980	5,320
Stock-based expense	14,200	14,000	52,450	52,050
Adjusted EBITDA	$56,500	$58,000	$226,000	$230,000

(1)	A 26.0% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate. Please reference the “Explanation of Non-GAAP Financial Measures” section.

(2)	It is the current intent of the Company to settle conversions of the Convertible Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

(3)	Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com